Exhibit 99.1

REPAY Reports First Quarter 2020 Financial Results

ATLANTA, May 11, 2020 -- Repay Holdings Corporation (NASDAQ: RPAY) (“REPAY” or the “Company”), a leading provider of vertically-integrated payment solutions, today reported financial results for its first quarter of 2020.

“While the world has changed over the past few months, our mission and principles have remained the same and we’ve found the value proposition of our business has grown even stronger.  We have continued to experience increased demand for our offerings, across existing and new clients, as our customers have accelerated implementation of electronic payment options. This is reflected in our first quarter results, which show growth in card payment volume and gross profit of 58% and 60%, respectively. Organically, we also had a successful quarter reporting organic gross profit growth of 20%, compared to the first quarter of 2019.  While the business did experience some impact toward the end of March, we are seeing positive momentum early into the second quarter as consumers and merchants continue to adopt and implement remote payments,” said John Morris, CEO of REPAY. “We are proud to be able to serve our merchants, providing them with rapid access and deployment of the services they need to satisfy their customers in this unprecedented time.  I could not be more grateful for our team and would like to personally thank them for their outstanding efforts through this challenging period.  I would also like to offer my heartfelt empathy for the struggles that many in our market and community-at-large are facing.”

Three Months Ended March 31, 2020 Highlights

•	Card payment volume was $3.8 billion, an increase of 58% over the first quarter of 2019
•	Total revenue was $39.5 million, a 71% increase over the first quarter of 2019
•	Gross profit was $28.7 million, an increase of 60% over the first quarter of 2019
•	Pro forma net income[1] was $1.9 million, as compared to net income of $4.9 million in the first quarter 2019
•	Adjusted EBITDA was $17.4 million, an increase of 53% over the first quarter of 2019
•	Adjusted Net Income was $11.4 million, an increase of 29% over the first quarter of 2019
•	Adjusted Net Income per share was $0.17

Gross profit represents total revenue less other costs of services. Adjusted EBITDA, Adjusted Net Income, Adjusted New Income per share and organic gross profit growth are non-GAAP financial measures.  See “Non-GAAP Financial Measures” and the reconciliations of Adjusted EBITDA and Adjusted Net Income to their most comparable GAAP measures provided below for additional information.

Business Combination

The Company was formed upon closing of the merger (the “Business Combination”) of Hawk Parent Holdings LLC (together with Repay Holdings, LLC and its other subsidiaries, “Hawk Parent”) with a subsidiary of Thunder Bridge Acquisition, Ltd. (“Thunder Bridge”), a special purpose acquisition company, on July 11, 2019 (the “Closing Date”). On the Closing Date, Thunder Bridge changed its name to Repay Holdings Corporation.

[1]	Please refer to “Basis of Presentation” below for an explanation of the presentation of this information.

Basis of Presentation

As a result of the Business Combination, the Company was identified as the acquirer for accounting purposes, and Hawk Parent, which owned the business conducted prior to the closing of the Business Combination, is the acquiree and accounting “Predecessor.”  The Company is the “Successor” for periods after the Closing Date, which includes consolidation of the Hawk Parent business subsequent to the Closing Date.  The Company’s financial statement presentation reflects the Hawk Parent business as the “Predecessor” for the first quarter of 2019. The acquisition was accounted for as a business combination using the acquisition method of accounting, and the Successor financial statements reflect a new basis of accounting that is based on the fair value of net assets acquired. As a result of the application of the acquisition method of accounting as of the effective time of the Business Combination, the financial statements for the Predecessor period and for the Successor period are presented on different bases.  When information is noted as being “pro forma” in this press release, it means that the financial statements were adjusted to remove the effects of purchase accounting adjustments related to the Business Combination. The historical financial information of Thunder Bridge prior to the Business Combination has not been reflected in the Predecessor period financial statements.

Subsequent Events

On April 6, 2020, REPAY borrowed approximately $14.4 million utilizing the delayed draw term loan facility under its existing credit agreement.  Such proceeds were used to satisfy a performance-based earnout obligation payable in connection with the APS Payments acquisition (which REPAY announced and closed in October 2019).

2020 Outlook

Due to the uncertainties associated with the COVID-19 pandemic, the Company is replacing its

2020 guidance with illustrative scenarios that make assumptions on the macroeconomic and market-specific drivers that may impact its business over the remainder of the year. Those illustrative scenarios, and their impact on the previously provided 2020 outlook, are shown in a supplemental information deck which can be found on the Investor Relations section of the company’s website: https://investors.repay.com/investor-relations.

Conference Call

REPAY will host a conference call to discuss first quarter 2020 financial results today at 5:00 pm ET. Hosting the call will be John Morris, CEO, and Tim Murphy, CFO. The call will be webcast live from REPAY’s investor relations website at https://investors.repay.com/investor-relations. A replay will be available one hour after the call and can be accessed by dialing (844) 512-2921 or (412) 317-6671 for international callers; the conference ID is 13702782. The replay will be available at https://investors.repay.com/investor-relations.

Non-GAAP Financial Measures

This communication includes certain non-GAAP financial measures that REPAY’s management uses to evaluate its operating business, measure its performance and make strategic decisions. Adjusted EBITDA is a non-GAAP financial measure that represents net income prior to interest expense, tax expense, depreciation and amortization, as adjusted to add back certain non-cash and non-recurring charges, such as loss on extinguishment of debt, non-cash change in fair value of contingent consideration, share-based compensation charges, transaction expenses, management fees, legacy commission related charges, employee recruiting costs, loss on disposition of property and equipment, other taxes, strategic initiative related costs and other non-recurring charges. Adjusted Net Income is a non-GAAP financial measure that represents net income prior to amortization of acquisition-related intangibles, as adjusted to add back certain non-cash and non-recurring charges, such as loss on extinguishment of debt, non-cash change in fair value of contingent consideration, transaction expenses, share-based compensation expense, management fees, legacy commission related charges, employee recruiting costs, loss on disposition of property and equipment, strategic initiative related costs and other non-recurring charges, net of tax effect associated with these adjustments. Adjusted Net Income is adjusted to exclude amortization of all acquisition-related intangibles as such amounts are inconsistent in amount and frequency and are significantly impacted by the timing and/or size of acquisitions. Management believes that the adjustment of acquisition-related intangible amortization supplements GAAP financial measures because it allows for greater comparability of operating performance. Although we exclude amortization from acquisition-related intangibles from our non-GAAP expenses, management believes that it is important for investors to understand that such intangibles were recorded as part of purchase accounting and contribute to revenue generation.  Adjusted Net Income per share is a non-GAAP financial measure that represents Adjusted Net Income divided by the weighted average number of shares of Class A common stock outstanding (on as-converted basis) for the three months ended March 31, 2020 (excluding shares subject to forfeiture). Organic gross profit growth is a non-GAAP financial measure that represents the year-on-year gross profit growth that excludes gross profit attributed to acquisitions made in 2019 and 2020. REPAY believes that Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income per share and organic gross profit growth provide useful information to investors and others in understanding and evaluating its operating results in the same manner as management. However, Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income per share and organic gross profit growth are not financial measures calculated in accordance with GAAP and should not be considered as a substitute for net income, operating profit, or any other operating performance measure calculated in accordance with GAAP. Using these non-GAAP financial measures to analyze REPAY’s business has material limitations because the calculations are based on the subjective determination of management regarding the nature and classification of events and circumstances that investors may find significant. In addition, although other companies in REPAY’s industry may report measures titled Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income per share, organic gross profit growth or similar measures, such non-GAAP financial measures may be calculated differently from how REPAY calculates its non-GAAP financial measures, which reduces their overall usefulness as comparative measures. Because of these limitations, you should consider Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income per share and organic gross profit growth alongside other financial performance measures, including net income and REPAY’s other financial results presented in accordance with GAAP.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, REPAY’s plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “guidance,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “believe,” “intend,” “plan,” “projection,” “outlook” or words of similar meaning. These forward-looking statements include, but are not limited to, REPAY’s  2020 outlook and the effects of the COVID-19 pandemic on this outlook, expected demand on REPAY’s product offering, including further implementation of electronic payment options and statements regarding REPAY’s market and growth opportunities. Such forward-looking statements are based upon the current beliefs and expectations of REPAY’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control.

In addition to factors disclosed in REPAY’s reports filed with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2019 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, and those identified elsewhere in this communication, the following factors, among others, could cause actual results and the timing of events to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: exposure to economic conditions and political risk affecting the consumer loan market and consumer and commercial spending; the impacts of the ongoing COVID-19 coronavirus pandemic and the actions taken to control or mitigate its spread (which impacts are highly uncertain and cannot be reasonably estimated or predicted at this time); a delay or failure to integrate and realize the benefits of the TriSource acquisition and any difficulties associated with operating in the back-end processing markets in which REPAY does not have any experience; a delay or failure to integrate and realize the benefits of the APS Payments acquisition and any difficulties associated with marketing products and services in the B2B vertical market in which REPAY does not have any experience; a delay or failure to integrate and realize the benefits of the Ventanex acquisition and any difficulties associated with marketing products and services in the mortgage or B2B healthcare vertical market in which REPAY does not have any experience; changes in the payment processing market in which REPAY competes, including with respect to its competitive landscape, technology evolution or regulatory changes; changes in the vertical markets that REPAY targets; risks relating to REPAY’s relationships within the payment ecosystem; risk that REPAY may not be able to execute its growth strategies, including identifying and executing acquisitions; risks relating to data security; changes in accounting policies applicable to REPAY; and the risk that REPAY may not be able to develop and maintain effective internal controls.

Actual results, performance or achievements may differ materially, and potentially adversely, from any projections and forward-looking statements and the assumptions on which those forward-looking statements are based. There can be no assurance that the data contained herein is reflective of future performance to any degree. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance. All information set forth herein speaks only as of the date hereof in the case of information about REPAY or the date of such information in the case of information from persons other than REPAY, and REPAY disclaims any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this communication. Forecasts and estimates regarding REPAY’s industry and end markets are based on sources it believes to be reliable, however there can be no assurance these forecasts and estimates will prove accurate in whole or in part. Pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

About REPAY

REPAY provides integrated payment processing solutions to verticals that have specific transaction processing needs. REPAY’s proprietary, integrated payment technology platform reduces the complexity of electronic payments for merchants, while enhancing the overall experience for consumers.

Contacts

Investor Relations Contact for REPAY:

repayIR@icrinc.com

Media Relations Contact for REPAY:

Kristen Hoyman

(404) 637-1665

khoyman@repay.com

Consolidated Statement of Operations

(Unaudited)

	Successor	Predecessor
(in $ thousands)	Three Months ended March 31, 2020	Three Months ended March 31, 2019
Revenue	$39,463	$23,023
Operating expenses
Other costs of services	$10,771	$5,119
Selling, general and administrative	18,166	8,677
Depreciation and amortization	13,904	2,914
Total operating expenses	$42,842	$16,710
Income (loss) from operations	$(3,379)	$6,313
Other expenses
Interest expenses	(3,518)	(1,449)
Change in fair value of tax receivable liability	(542)	-
Other income	39	0
Total other income (expenses)	(4,021)	(1,449)
Income (loss) before income tax expense	(7,400)	4,864
Income tax benefit	1,116	-
Net income (loss)	$(6,284)	$4,864
Net income (loss) attributable to non-controlling interest	(2,852)	-
Net income (loss) attributable to the Company	$(3,432)	$4,864
Weighted-average shares of Class A common stock outstanding - basic and diluted	37,624,829
Loss per Class A share - basic and diluted	$(0.09)

Consolidated Balance Sheets

	March 31, 2020 (Unaudited)	December 31, 2019
Assets
Cash and cash equivalents	$32,713	$24,618
Accounts receivable	15,202	14,068
Related party receivable	-	563
Prepaid expenses and other	4,824	4,633
Total current assets	52,739	43,883

Property, plant and equipment, net	1,876	1,611
Restricted cash	11,679	13,283
Customer relationships, net of amortization	265,285	247,589
Software, net of amortization	61,665	61,219
Other intangible assets, net of amortization	24,534	24,242
Goodwill	411,702	389,661
Deferred tax assets	348	-
Other assets	-	555
Total noncurrent assets	777,089	738,160
Total assets	$829,828	$782,042

Liabilities
Accounts payable	$10,887	$9,586
Related party payable	31,791	14,571
Accrued expenses	12,229	15,966
Current maturities of long-term debt	5,502	5,500
Current tax receivable agreement	6,336	6,336
Total current liabilities	66,746	51,959

Long-term debt, net of current maturities	240,955	197,943
Line of credit	-	10,000
Tax receivable agreement	61,382	60,840
Deferred tax liability	-	768
Other liabilities	9,312	17
Total noncurrent liabilities	311,649	269,568
Total liabilities	$378,395	$321,527

Stockholders' equity
Class A common stock, $0.0001 par value; 2,000,000,000 shares authorized and 37,838,619 issued and outstanding as of March 31, 2020	4	4
Class V common stock, $0.0001 par value; 1,000 shares authorized and 100 shares issued and outstanding as of March 31, 2020	-	-
Additional paid-in capital	314,971	307,914
Accumulated other comprehensive income	(5,330)	313
Accumulated deficit	(57,310)	(53,878)
Total stockholders' equity	$252,335	$254,353

Equity attributable to noncontrolling interests	199,098	206,162

Total liabilities and stockholders' equity and members' equity	$829,828	$782,042

Key Operating and Non-GAAP Financial Data

We believe that adjusting the key operating and non-GAAP measures for comparability between the Predecessor, Successor and Pro Forma periods is useful to the user of our financial statements.

The unaudited non-GAAP pro forma results of operations data for the three months ended March 31, 2020 and 2019 included in the discussion below are based on our historical financial statements, adjusted to remove the effects of purchase accounting adjustments related to the Business Combination. The pro forma results included herein have not been prepared in accordance with Article 11 of Regulation S-X.

Unless otherwise stated, all results compare first quarter 2020 results to first quarter 2019 results from continuing operations for the period ended March 31, respectively.

The following tables and related notes reconcile these Non-GAAP measures and the Pro Forma Measures to GAAP information for the three month period ended March 31, 2020 and 2019:

	Three months ended March 31,
(in $ thousands)	2020	2019	% Change

Card payment volume	$3,848,883	$2,439,347	58%
Gross profit[1]	$28,691	$17,904	60%
Adjusted EBITDA[2]	$17,350	$11,338	53%

(1)	Gross profit for represents total revenue less other costs of services.
(2)

Adjusted EBITDA is a non-GAAP financial measure that represents net income adjusted for interest expense, depreciation and amortization and certain other non-cash charges and non-recurring items. See “Non-GAAP Financial Measures” above and the reconciliation of Adjusted EBITDA to its most comparable GAAP measure below.

Reconciliations of GAAP Net Income to Non-GAAP Adjusted EBITDA

For the Three Months Ended March 31, 2020 and 2019

(Unaudited)

	Successor			Predecessor
(in $ thousands)	Three Months Ended March 31, 2020	Adjustments(l)	Pro Forma Three Months Ended March 31, 2020	Three months ended March 31, 2019
Revenue	$39,463		$39,463	$23,023
Operating expenses
Other costs of services	$10,771		$10,771	$5,119
Selling, general and administrative	18,166		18,166	8,677
Depreciation and amortization	13,904	(8,159)	5,746	2,914
Total operating expenses	$42,842		$34,683	$16,710
Income (loss) from operations	$(3,379)		$4,779	$6,313
Other expenses
Interest expenses	(3,518)		(3,518)	(1,449)
Change in fair value of tax receivable liability	(542)		(542)	-
Other income	39		39	0
Total other income (expenses)	(4,021)		(4,021)	(1,449)
Income (loss) before income tax expense	(7,400)		759	4,864
Income tax benefit	1,116		1,116	-
Net income (loss)	$(6,284)		$1,874	$4,864

Add:
Interest expense			3,518	1,449
Depreciation and amortization(a)			5,746	2,914
Income tax (benefit)			(1,116)	-
EBITDA			$10,022	$9,228

Non-cash change in fair value of assets and liabilities(b)			542	—
Share-based compensation expense(c)			3,523	127
Transaction expenses(d)			2,869	1,686
Management Fees(e)			—	100
Employee recruiting costs(f)			—	15
Other taxes(g)			186	59
Strategic initiative costs(h)			78	124
Other non-recurring charges(i)			130	—
Adjusted EBITDA			$17,350	$11,338

Reconciliations of GAAP Net Income to Non-GAAP Adjusted Net Income

For the Three Months Ended March 31, 2020 and 2019

(Unaudited)

	Successor			Predecessor
(in $ thousands)	Three Months Ended March 31, 2020	Adjustments(l)	Pro Forma Three Months Ended March 31, 2020	Three months ended March 31, 2019
Revenue	$39,463		$39,463	$23,023
Operating expenses
Other costs of services	$10,771		$10,771	$5,119
Selling, general and administrative	18,166		18,166	8,677
Depreciation and amortization	13,904	(8,159)	5,746	2,914
Total operating expenses	$42,842		$34,683	$16,710
Income (loss) from operations	$(3,379)		$4,779	$6,313
Other expenses
Interest expenses	(3,518)		(3,518)	(1,449)
Change in fair value of tax receivable liability	(542)		(542)	-
Other income	39		39	0
Total other income (expenses)	(4,021)		(4,021)	(1,449)
Income (loss) before income tax expense	(7,400)		759	4,864
Income tax benefit	1,116		1,116	-
Net income (loss)	$(6,284)		$1,874	$4,864

Add:
Amortization of Acquisition-Related Intangibles(j)			4,113	1,980
Non-cash change in fair value of assets and liabilities(b)			542	-
Share-based compensation expense(c)			3,523	127
Transaction expenses(d)			2,869	1,686
Management Fees(e)			—	100
Employee recruiting costs(f)			—	15
Strategic initiative costs(h)			78	124
Other non-recurring charges(i)			130	—
Pro forma taxes at effective rate(m)			(1,697)	—
Adjusted Net Income			$11,432	$8,896

Shares of Class A common stock outstanding (on an as-converted basis)(k)			67,130,452
Adjusted Net income per share			$0.17

(a)	See footnote (j) for details on our amortization and depreciation expenses.
(b)	Reflects the changes in management’s estimates of the fair value of the liability relating to the Tax Receivable Agreement.
(c)

Represents compensation expense associated with Hawk Parent’s equity compensation plans, totaling $127,195 in the Predecessor period and $3,522,731 as a result of new grants made in the Successor period.

(d)

Primarily consists of (i) during the three months ended March 31, 2020, professional service fees and other costs incurred in connection with the acquisition of Ventanex, and additional transaction expenses incurred in connection with the Business Combination and the acquisitions of TriSource Solutions and APS Payments, which transactions closed in 2019 and (ii) during the three months ended March 31, 2019, professional service fees and other costs incurred in connection with the Business Combination.

(e)	Reflects management fees paid to Corsair Investments, L.P. pursuant to the management agreement, which terminated upon the completion of the Business Combination.
(f)	Represents payments made to third-party recruiters in connection with a significant expansion of our personnel, which REPAY expects will become more moderate in subsequent periods.
(g)	Reflects franchise taxes and other non-income based taxes.
(h)	Represents consulting fees relating to our processing services and other operational improvements that were not in the ordinary course.
(i)

For the three months ended March 31, 2020, reflects expenses incurred related to one-time accounting system and compensation plan implementation related to becoming a public company, as well as extraordinary refunds to customers and other payments related to COVID-19.

(j)

For the three months ended March 31, 2019, reflects amortization of customer relationships intangibles acquired through Hawk Parent’s acquisitions of PaidSuite and Paymaxx during the year ended December 31, 2017 and the recapitalization transaction in 2016, through which Hawk Parent was formed in connection with the acquisition of a majority interest in Repay Holdings, LLC by certain investment funds sponsored by, or affiliated with, Corsair Capital LLC. For the three months ended March 31, 2020 reflects amortization of the customer relationships intangibles described previously, as well as customer relationships, non-compete agreement, software, and channel relationship intangibles acquired through the Business Combination, and customer relationships, non compete agreement, and software intangibles acquired through Repay Holdings, LLC’s acquisitions of TriSource Solutions, APS Payments, and Ventanex. This adjustment excludes the amortization of other intangible assets which were acquired in the regular course of business, such as capitalized internally developed software and purchased software. See additional information below for an analysis of our amortization expenses:

	Three months ended March 31,
(in $ thousands)	2020	2019

Acquisition-related intangibles	$4,113	$1,980
Software	1,379	790
Reseller buyouts	15	15
Amortization	$5,507	$2,784
Depreciation	239	130
Total Depreciation and amortization[1]	$5,746	$2,914

1)

Adjusted Net Income is adjusted to exclude amortization of all acquisition-related intangibles as such amounts are inconsistent in amount and frequency and are significantly impacted by the timing and/or size of acquisitions (see corresponding adjustments in the reconciliation of net income to Adjusted Net Income presented above). Management believes that the adjustment of acquisition-related intangible amortization supplements GAAP financial measures because it allows for greater comparability of operating performance. Although REPAY excludes amortization from acquisition-related intangibles from our non-GAAP expenses, management believes that it is important for investors to understand that such intangibles were recorded as part of purchase accounting and contribute to revenue generation. Amortization of intangibles that relate to past acquisitions will recur in future periods until such intangibles have been fully amortized. Any future acquisitions may result in the amortization of additional intangibles.

(k)

Represents the weighted average number of shares of Class A common stock outstanding (on as-converted basis) for the three months ended March 31, 2020 (excluding shares that were subject to forfeiture).

(l)	Adjustment for incremental depreciation and amortization recorded due to fair-value adjustments under ASC 805 in the Successor period.
(m)

Represents pro forma income tax adjustment effect associated with items adjusted above. As Hawk Parent, as the accounting Predecessor, was not subject to income taxes, the tax effect above was calculated on the adjustments related to the Successor period only.

Reconciliation of Organic Gross Profit Growth

Three months ended March 31, 2020

Total gross profit growth	60%
less: growth from acquisitions	40%

Organic gross profit growth	20%